Exhibit 32


EXHIBIT 32. Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of The Management Network Group, Inc., I, Richard P. Nespola, Chairman, President and Chief Executive Officer of the registrant certify that:

1. this quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the registrant for and as of the end of such quarter.

Date: August 12, 2003





                                By:  /s/ Richard P. Nespola
                                     ---------------------------------------
                                     Chairman, President and Chief Executive
                                     Officer



In connection with this quarterly report on Form 10-Q of The Management Network Group, Inc., I, Donald E. Klumb, Chief Financial Officer and Treasurer of the registrant certify that:

1. this quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the registrant for and as of the end of such quarter.

Date: August 12, 2003





                                By:   /s/ Donald E. Klumb
                                      ---------------------------------------
                                      Chief Financial Officer and Treasurer



A signed original of the written statement required by Section 906 has been provided to The Management Network Group, Inc. and will be retained by The Management Network Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.